EXHIBIT 4.1.43

                                                 Federal Aviation Administration

                                                  Date 02/08/2005 Time 2:12PM
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                                                  Conveyance Number D001033
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                                                  By [signature illegible]
                                                    ---------------------------


                                                                  EXECUTION COPY
                                                                          N491MC

                  TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO.3

         THIS TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO.3 is made as of the 27th day of July, 2004 (this "TRUST INDENTURE SUPPLEMENT"), by and between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (F/K/A FIRST SECURITY BANK, NATIONAL ASSOCIATION) (the "OWNER TRUSTEE"), not in its individual capacity but solely as Owner Trustee under the trust agreement listed in Item (a) on SCHEDULE A hereto (as amended from time to time, the "TRUST AGREEMENT"), and WILMINGTON TRUST COMPANY (the "MORTGAGEE"), not in its individual capacity but solely as Mortgagee under the trust indenture and mortgage listed in Item (b) on SCHEDULE A hereto (as amended from time to time, the "INDENTURE").

                             PRELIMINARY STATEMENT

         A. Atlas Air, Inc., a Delaware corporation ("ATLAS"), is the lessee under the Lease Agreement listed in Item (c) on SCHEDULE A hereto (as amended, modified or supplemented from time to time, the "LEASE"), and certain rights, title and interest of the Owner Trustee in and to the Lease have been assigned to and are subject to a security interest in favor of the Mortgagee pursuant to the Indenture as collateral for certain equipment notes that were issued pursuant to the Indenture.

         B. As contemplated by the Restructure Agreement (the "RESTRUCTURE AGREEMENT"), dated as of July 27, 2004, among Atlas, the Owner Trustee, the Mortgagee and the other parties named therein, the Owner Trustee and the Mortgagee desire to enter into this Trust Indenture Supplement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINED TERMS.

         Capitalized terms used and not otherwise defined herein shall have the same meanings given to them in the Indenture and the Lease, as applicable.

2.       AMENDMENTS TO INDENTURE.

         The Indenture is amended as follows:

                  (a) The word "and" at the end of clause (7) of the Granting Clause in the Indenture is deleted, clause
                           (8) of the Granting  Clause is  renumbered  as clause
                           (9) and the reference therein to "(8)" is deleted and "(9)" is substituted therefor, and the following clause (8) is added to such Granting Clause after clause (7) thereof:

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                           "(8)  all of the  collateral,  rights,  remedies  and
                           powers of the Owner Trustee in, to and under the Additional Restructure Collateral Documents (as such term is defined in SCHEDULE IV hereto); and"

                  (b) The reference to "(8)" in the first paragraph of the Habendum Clause in the Indenture is deleted and "(9)" is substituted therefor.

                  (c) The following two sentences are deleted from the end of the Granting Clause in the Indenture:

                           "Notwithstanding the Granting Clause or any of the preceding paragraphs, there is hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excluded Payments. Further, nothing in this Granting Clause or the preceding paragraphs shall impair any of the rights of the Owner Trustee or the Owner Participant under
                           Section 2.13, 4.03, 4.04, 4.08, 5.02 or 5.03 hereof."

                  (d) Subparagraph (a) of the sixth paragraph of the Habendum Clause in the Indenture is deleted in its entirety and the following subparagraph is substituted therefor:

                           "(a) receive or collect or agree to the receipt or collection of any payment of Rent, including Basic Rent, Enhancement Rent, Stipulated Loss Value, Termination Value or any other payment to be made pursuant to Section 9 or 10 of the Lease prior to the date for the payment thereof provided for by the Lease or assign, transfer or hypothecate (other than to the Mortgagee hereunder) any payment of Rent, including Basic Rent, Enhancement Rent, Stipulated Loss Value, Termination Value or any other payment to be made pursuant to Section 9 or 10 of the Lease, then due or to accrue in the future under the Lease in respect of the Airframe and Engines; or"

                  (e) The first sentence in Article I of the Indenture is deleted in its entirety and the following sentence is substituted therefor:

                           "Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A to the Lease and in
                           Schedule IV hereto."

                  (f) The following provisions and clauses are deleted from the Indenture: (i) the definition of Excluded Payments, (ii) Section 3.04(c), and (iii) all other references in the Indenture to Excluded Payments.

                  (g)      The first  sentence of Section 2.01 of the  Indenture
                           is  deleted  in  its  entirety   and  the   following
                           sentences are substituted therefor:

                           "The Equipment Notes shall be substantially in the form set forth below, as modified, with respect to each series of Equipment Notes, by the First

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                           Allonge to each  Series A  Equipment  Note,  Series B
                           Equipment Note and Series C Equipment Note, which First Allonges shall be in the respective forms attached hereto as EXHIBIT B hereto. The Equipment Notes may be issued by the delivery of an Equipment
                           Note in the form below and the delivery of a First Allonge together therewith or by the issuance of a restated form of Equipment Note that includes the amendments made by the applicable First Allonge."

                  (h) The first and second sentences in the second paragraph of Section 2.02 of the Indenture are deleted in their entirety and the following sentences are substituted therefor:

                           "Each Equipment Note shall bear interest at the applicable Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Original Amount thereof from time to time outstanding, payable (i) in arrears in semiannual installments commencing on January 2, 1999, and thereafter on January 2 and July 2 of each year, through and including January 2, 2003, (ii) in arrears on July 2, 2003, October 1, 2003, October 30, 2003, November 5, 2003 and December 17, 2003, and
                           (iii) in arrears in monthly installments commencing on February 2, 2004, and thereafter on the second day of each and every month until the Equipment Notes are paid in full, PROVIDED that, with respect to the Series B Equipment Notes and Series C Equipment Notes, after January 2, 2003 and prior to the occurrence of a Lease Event of Default, (1) if for any month the amount of interest listed in the "Interest Payable in Cash" column on the pages entitled "Equipment Note Amortization - Series B" and "Equipment Note Amortization - Series C", respectively, in Schedule III hereto for such month (the "IPC Amount") is less than the amount of interest that has accrued and is unpaid under the applicable Equipment Notes through and including the day preceding the day that such payment is due thereunder for such month (the "Actual Accrued Interest") (it being understood that all payments on the Equipment Notes will be applied first to accrued and unpaid interest (exclusive of any Capitalized Interest (as defined below), and then to reduce the Original Amount (including any Capitalized Interest)), then the amount equal to the result of the Actual Accrued Interest minus the IPC Amount shall be added to the Original Amount of such Equipment Notes as capitalized interest ("B and C Capitalized Interest") and shall be payable as provided in the next sentence of this paragraph, and
                           (2) if for any month the IPC Amount is greater than the Actual Accrued Interest, then the amount equal to the result of the IPC Amount minus the Actual Accrued Interest shall be applied as an additional payment of the Original Amount of such Equipment Notes (which payment shall be applied to future installments of the Original Amount in the inverse order of the due dates of such installments), FURTHER PROVIDED that, with respect to the Series A Equipment Notes, $224,175.88 of the interest payable on October 30, 2003 shall not be paid in cash but rather shall be added to the Original

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                           Amount  of  such   Equipment   Notes  as  capitalized
                           interest (together with the B and C Capitalized Interest, the "Capitalized Interest") and shall be payable as provided in the next sentence of this
                           paragraph.   From  the  Delivery   Date  through  and
                           including January 2, 2003, the Original Amount of each Series A Equipment Note, Series B Equipment Note and Series C Equipment Note shall be payable in installments on the dates and in the respective amounts opposite thereto set forth on the pages entitled "Equipment Note Amortization - Series A",
                           "Equipment   Note   Amortization   -  Series  B"  and
                           "Equipment    Note    Amortization   -   Series   C",
                           respectively,   in  Schedule  II  hereto;  and  after
                           January 2, 2003 through and including December 2, 2017 with respect to each Series A Equipment Note, January 2, 2018 with respect to each Series B Equipment Note and September 2, 2020 with respect to each Series C Equipment Note (each such date, the "Maturity Date") or such earlier date on which the
                           Original   Amount   of  each  such   Equipment   Note
                           (including any Capitalized Interest added to the Original Amount pursuant to the first sentence of this paragraph) and all interest required to be paid thereon is paid in full as a result of prepayments of Original Amount of each such Equipment Note permitted hereunder (each such date, the "Final Payment Date"), the Original Amount of each Series A Equipment Note, Series B Equipment Note and Series C Equipment Note
                           (including   Capitalized   Interest   added   thereto
                           pursuant to the first sentence of this paragraph) shall be payable, with respect to each Series A
                           Equipment Note, in installments on the dates and in the respective amounts opposite thereto set forth on the page entitled "Equipment Note Amortization - Series A" in Schedule III hereto and, with respect to each Series B Equipment Note and Series C Equipment Note, in installments on each date set forth opposite the "Total Payment" column on the pages entitled
                           "Equipment   Note   Amortization   -  Series  B"  and
                           "Equipment    Note    Amortization   -   Series   C",
                           respectively, in Schedule III hereto in the amount equal to the result of the amount set forth in such "Total Payment" column for such date minus the IPC Amount that is payable on such date pursuant to the first sentence of this paragraph (it being understood that the Original Amount of each Series B Equipment Note and Series C Equipment Note will also be reduced by the portion, if any, of such IPC Amount that is applied to such Original Amount pursuant to clause
                           (2) of the first proviso to the first sentence of this paragraph), with any remaining balance of such Original Amount (including Capitalized Interest) and interest accrued thereon (which interest shall be payable at the Debt Rate before such amount is overdue and at the Payment Due Rate thereafter) to be payable on the earlier of the applicable Maturity Date or the applicable Final Payment Date, PROVIDED that, if at any time after the date (the "Allonge
                           Date")  of  the  First   Allonge  to  each  Series  A
                           Equipment Note, Series B Equipment Note and Series C Equipment Note (each a "First Allonge") a Lease Event of Default occurs (it being understood that for purposes of this paragraph a Lease Event of Default pursuant solely to Section 14.6 of the Lease shall not take effect

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                           until the expiration of the  applicable  cure periods
                           set  forth  in  clauses   (i)  and  (ii)  of  Section
                           15.1.7(a)  of the  Lease  (a  "15.1.7(a)(i)  or  (ii)
                           Event") and that this proviso shall take effect solely as a result of a 15.1.7(a)(i) or (ii) Event only if such Lease Event of Default has not been waived prior to the expiration of such applicable cure periods), (a) an amount equal to the excess, if any, of (x) the sum of (A) the installments of the Original Amount that would have been payable under
                           Schedule II hereto after January 2, 2003 and (B) all interest that would have accrued and been payable (without giving effect to each First Allonge) up to the date of such Lease Event of Default had such installments of the Original Amount been paid when provided for in Schedule II after January 2, 2003 up to the date of such Lease Event of Default, over (y) the sum of (1) the amounts of the Original Amount that were paid hereunder pursuant to Schedule III after January 2, 2003 up to the date of such Lease Event of Default, (2) all interest that was paid on the unpaid Original Amount (pursuant to each First Allonge) after January 2, 2003 up to the date of such Lease Event of Default, and (3) the aggregate amount, if any, of Enhancement Rent paid under the Lease and applied to the Equipment Notes prior to such Lease Event of Default, shall become immediately due and payable by Owner Trustee to the holder of the Equipment Notes on the date that such Lease Event of Default occurs, (b) an amount equal to interest at the Payment Due Rate on the amount payable pursuant to clause (a) of this paragraph with respect to the month of January, 2004 and each and every month thereafter, with such amount calculated under clause
                           (a) of this paragraph, if any, for each such month accruing interest from the last day of each such month, shall become immediately due and payable by Owner Trustee to the holder hereof on the date that
                           such  Lease   Event  of  Default   occurs,   and  (c)
                           regardless of whether any amounts are payable under clauses (a) and (b) of this paragraph, the Original Amount (including Capitalized Interest added thereto pursuant to the first sentence of this paragraph) and interest shall thereafter be payable until paid in full on the second day of each month in an amount equal to, with respect to each Series A Equipment Note, the higher of (w) the amount payable in such month pursuant to the page entitled "Equipment Note Amortization - Series A" in Schedule II, together with all interest that has accrued and is unpaid through and including the day preceding the day that such payment is due thereunder for such month, or (x) the amount payable in such month pursuant to the page entitled "Equipment Note Amortization - Series A" in
                           Schedule III, together with all interest that has accrued and is unpaid through and including the day preceding the day that such payment is due thereunder for such month (or, after there are no longer any amounts due under the page entitled "Equipment Note Amortization - Series A" in Schedule II, the Original Amount of each Series A Equipment Note shall be payable pursuant to this clause (x) rather than the higher of clause (w) of this sentence and this clause
                           (x)), with any remaining balance of such Original Amount (including Capitalized Interest) and interest accruing

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                           thereon  to  be   payable  on  the   earlier  of  the
                           applicable Maturity Date or the applicable Final Payment Date and, with respect to each Series B Equipment Note and Series C Equipment Note, the
                           higher  of (y)  the  amount  payable  in  such  month
                           pursuant  to  the  page  entitled   "Equipment   Note
                           Amortization   -  Series  B"  and   "Equipment   Note
                           Amortization - Series C", as applicable, in Schedule II, together with all interest that has accrued and is unpaid through and including the day preceding the day that such payment is due thereunder for such month, or (z) the sum of (i) the IPC Amount that is set forth on the pages entitled "Equipment Note
                           Amortization   -  Series  B"  and   "Equipment   Note
                           Amortization - Series C", as applicable, in Schedule III for such date plus (ii) the amount equal to the result of the amount set forth in the "Total Payment"
                           column   on  the  page   entitled   "Equipment   Note
                           Amortization   -  Series  B"  and   "Equipment   Note
                           Amortization - Series C", as applicable, in Schedule III for such date minus the IPC Amount that is set
                           forth  on  the   pages   entitled   "Equipment   Note
                           Amortization   -  Series  B"  and   "Equipment   Note
                           Amortization - Series C", as applicable, in Schedule III for such date (it being understood that, with respect to any date as to which clause (z) is applicable, the Original Amount of each Series B Equipment Note and Series C Equipment Note will also be reduced by the portion, if any, of such IPC Amount that would have been applied to such Original Amount pursuant to clause (2) of the first proviso to the first sentence of this paragraph if such Lease Event of Default had not occurred) (or, after there are no longer any amounts due under the page entitled "Equipment Note Amortization - Series B" or the page entitled "Equipment Note Amortization - Series C", as applicable, in Schedule II, the Original Amount and interest with respect to such Equipment Note shall be payable pursuant to this clause (z) rather than the higher of clause (y) of this sentence and this clause
                           (z)), with any remaining balance of such Original Amount (including Capitalized Interest) and interest accruing thereon to be payable on the earlier of the applicable Maturity Date or the applicable Final Payment Date."

                  (i) The following three paragraphs are added after the second paragraph of Section 2.02 of the Indenture:

                           "Nothing in this Section 2.02 or any Series A Equipment Note, Series B Equipment Note or Series C Equipment Note is intended to or shall limit or prejudice in any manner or to any extent the right of the Mortgagee to exercise all rights and remedies that are available to the Mortgagee under any Series A Equipment Note, Series B Equipment Note or Series C Equipment Note, this Trust Indenture or applicable law after the occurrence and during the continuance of a Lease Event of Default or any other Event of Default.

                           In addition to the foregoing payments and any other prepayments required hereunder, if the amount of Rent, including without limitation Basic Rent and any Enhancement Rent, EETC Amendment Fee Consideration and

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                           Supplemental  Rent, paid under the Lease in any month
                           exceeds the sum of the aggregate amounts payable for such month on the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes (the amount of such excess being the "A Excess Amount"), Owner Trustee agrees to prepay the Original Amount of the Series A Equipment Notes in the amount of the A Excess Amount as and when received, each such prepayment to be applied to the installments of the Original Amount of the Series A Equipment Notes in the inverse order of the due dates of such installments (provided, however, that if at the time of such prepayment pursuant to this paragraph the Original Amount of more than one Series A Equipment
                           Note is outstanding, such A Excess Amount shall be paid by Owner Trustee to the holders of the Series A Equipment Notes ratably, without priority of one over
                           the   other,   in  the   proportion   that  the  then
                           outstanding Original Amount of such holder's Series A
                           Equipment   Note   bears   to  the   then   aggregate
                           outstanding   Original   Amounts   of  all  Series  A
                           Equipment   Notes).  In  addition  to  the  foregoing
                           payments   and   any   other   prepayments   required
                           hereunder, if the amount of Rent, including without limitation Basic Rent and any Enhancement Rent, EETC Amendment Fee Consideration and Supplemental Rent, paid under the Lease in any month exceeds the sum of
                           (A) the sum of the aggregate amounts payable for such month on the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes and
                           (B)  the  sum  of  the  remaining   aggregate  unpaid
                           Original Amounts of the Series A Equipment Notes {and accrued and unpaid interest thereon) on such date after giving effect to the payment of such Rent in such month (the amount of such excess over the sum of clauses (A) and (B) being the "B Excess Amount"), Owner Trustee agrees to prepay the Original Amount of the Series B Equipment Notes in the amount of the B
                           Excess  Amount  as  and  when  received,   each  such
                           prepayment to be applied to the installments of the Original Amount of the Series B Equipment Notes in
                           the   inverse   order  of  the  due   dates  of  such
                           installments (provided, however, that if at the time of such prepayment pursuant to this paragraph the Original Amount of more than one Series B Equipment
                           Note is outstanding, such B Excess Amount shall be paid by Owner Trustee to the holders of the Series B Equipment Notes ratably, without priority of one over
                           the   other,   in  the   proportion   that  the  then
                           outstanding Original Amount of such holder's Series B
                           Equipment   Note   bears   to  the   then   aggregate
                           outstanding   Original   Amounts   of  all  Series  B
                           Equipment   Notes).  In  addition  to  the  foregoing
                           payments   and   any   other   prepayments   required
                           hereunder, if the amount of Rent, including without limitation Basic Rent and any Enhancement Rent, EETC Amendment Fee Consideration and Supplemental Rent, paid under the Lease in any month exceeds the sum of
                           (A) the sum of the aggregate amounts payable for such month on the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes and
                           (B)  the  sum  of  the  remaining   aggregate  unpaid
                           Original Amounts of the Series A Equipment Notes and the Series B Equipment Notes (and accrued and unpaid interest thereon)

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

                           on such date after giving effect to the payment of such Rent in such month (the amount of such excess over the sum of clauses (A) and (B) being the "C Excess Amount"), Owner Trustee agrees to prepay the Original Amount of the Series C Equipment Notes in the amount of the C Excess Amount as and when received, each such prepayment to be applied to the installments of the Original Amount of the Series C Equipment Notes in the inverse order of the due dates of such installments (provided, however, that if at the time of such prepayment pursuant to this paragraph the Original Amount of more than one Series C Equipment Note is outstanding, such C Excess Amount shall be paid by Owner Trustee to the holders of the Series C Equipment Notes ratably, without priority of one over the other, in the proportion that the then outstanding Original Amount of such holder's Series C Equipment Note bears to the then aggregate outstanding Original Amounts of all Series C Equipment Notes).

                           Notwithstanding anything to the contrary contained herein or in any other Operative Agreement, upon payment in full of the principal, interest and other amounts payable on the Pass Through Certificates together with (i) any other amounts payable pursuant to Sections 3.3, 6.7 and 7.1 of the Intercreditor Agreement, and (ii) any amounts payable to the Mortgagee under this Trust Indenture (other than, after the Pass Through Certificates and the amounts referred to in clause (i) of this sentence have been paid in full, principal and interest on the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes), any outstanding balance under the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes shall be deemed to be satisfied in full."

                  (j) The second sentence of Section 2.06 of the Indenture (which was added pursuant to the supplement to the Indenture dated as of March 19, 2004) is deleted in its entirety and the following sentence is substituted therefor:

                           "In addition, (a) the security interest of the Owner Trustee and the Mortgagee (as assignee of the Owner Trustee hereunder) in the Lessee Security Agreement, the Parent Security Agreement and the Polar Security Agreement will terminate when the Maximum Amount Collectible Hereunder (as defined in each of the Lessee Security Agreement, the Parent Security Agreement and the Polar Security Agreement) has been reduced to zero, and (b) upon the reduction to zero of such Maximum Amount Collectible Hereunder, the Trust Indenture Estate will no longer include the Lessee Security Agreement, the Parent Security Agreement or the Polar Security Agreement and the Mortgagee shall file or authorize the filing of such UCC termination statements as are necessary in order to evidence the termination of such security interest in the Lessee Security Agreement, the Parent Security Agreement and the Polar Security Agreement."

                  (k) Section 2.13 of the Indenture is deleted in its entirety.

                  (l) The references to "Basic Rent" in the first paragraph of Section 3.01 of the Indenture are deleted and the words "Basic Rent or Enhancement Rent" are substituted therefor in each such reference.

                  (m)      The first  paragraph of Section 3.02 of the Indenture
                           is  deleted  in  its  entirety   and  the   following
                           paragraph is substituted therefor:

                           "Except as otherwise provided in Section 3.03 hereof, any payments received by the Mortgagee (i) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss, (ii) pursuant to a sale of the Aircraft by the Lessee pursuant to Schedule 8.4.3 of the Lease, (iii)
                           pursuant to a voluntary termination of the Lease pursuant to Section 9 or 17.3.1 thereof, (iv)
                           pursuant to a purchase of the Aircraft by Lessee pursuant to Section 17.3.1(a)(B) or (C) of the Lease,
                           (v)  pursuant  to  an  optional   redemption  of  the
                           Equipment   Notes  pursuant  to  Section  11  of  the
                           Participation Agreement or (vi) pursuant to the Additional Restructure Collateral Documents shall be applied to redemption of the Equipment Notes and to all other Secured Obligations by applying such funds in the following order of priority:"

                  (n) Section 4.03 of the Indenture (other than the title) is deleted in its entirety and the following Section
                           4.03 is substituted therefor:

                           "The Mortgagee shall give the Note Holders prompt written notice of any Event of Default of which the Mortgagee has Actual Knowledge and shall give the Note Holders not less than ten Business Days prior written notice of the date (the "Enforcement Date") on or after which the Mortgagee may commence and consummate the exercise of any remedy or remedies described in Section 4.04, 4.05 or 4.06 hereof. Neither the Owner Trustee nor the Owner Participant shall have the right to cure any Lease Event of Default or Lease Default."

                  (o) Subsection (a) of Section 4.04 of the Indenture (i.e. all three paragraphs thereof) is deleted in its entirety and the following subsection (a) is substituted therefor:

                           "(a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this
                           Article IV and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code (including without limitation the exercise of such rights and remedies with respect to the Additional Restructure Collateral) and, in the event such Event of Default is also a Lease Event of Default, any and all of the remedies pursuant to
                           Section 15 of the Lease
                           and pursuant to any Permitted Sublease assignment and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner Participant, the Owner Trustee and Lessee and all persons claiming under any of them wholly or partly therefrom; PROVIDED that the Mortgagee shall give the Lessee 20 days prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale."

                  (p) Subsection (b) of Section 4.04 of the Indenture is amended by deleting from the first sentence thereof the words "subject to Section 4.03 hereof" and by deleting the third paragraph of such subsection (b).

                  (q)      The  first   sentence  of  Section   4.05(a)  of  the
                           Indenture is deleted and the following sentence is substituted therefor:

                           "If an Event of Default shall have occurred and be continuing and the Equipment Notes have been accelerated, the Owner Trustee shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Mortgaged Property included in the Trust Indenture Estate to which the Mortgagee shall at the time be entitled hereunder."

                  (r)      Section 5.02 of the Indenture  (other than the title)
                           is  deleted  and  the   following   Section  5.02  is
                           substituted therefor:

                           "(a) Subject to the terms of Sections 4.04(a),  4.08,
                           5.01 and 5.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Mortgagee shall, subject to the terms of this Section 5.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions; (ii) give such notice or direction or exercise such right, remedy or power under the Lease, the Participation Agreement, the Purchase Agreement, the Purchase Agreement Assignment, or any other part of the Trust Indenture Estate as shall be required by the terms of the Lease to be satisfactory to the Owner Trustee, it being understood that without the written instructions of a Majority in Interest of Note
                           Holders the Mortgagee shall not approve any such matter as satisfactory to the Mortgagee.

                           Notwithstanding anything to the contrary contained herein, the Mortgagee shall have the right, to the exclusion of the Owner Trustee and the Owner Participant, to (A) declare the Lease to be in default under Section 15 thereof, (B) exercise the remedies set forth in such Section 15 at any time that a Lease Event of Default shall have occurred and be continuing. Further and for the avoidance of doubt, and without limitation of the generality of the assignment of rights herein to the Mortgagee and anything to the contrary contained herein notwithstanding, in no event may the Owner Trustee adjust the amount or timing of any Rent that is payable under the Lease or amend or otherwise modify the provisions of Section 3.2.1 or any other provision of the Lease (including without limitation the definition of Stipulated Loss Value and Termination Value), in any such case, without the prior written consent of the Mortgagee.

                           The Mortgagee will execute and the Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Trust Indenture Estate as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed).

                           (b) If any Lease Event of Default shall have occurred and be continuing, on request of a Majority in Interest of Note Holders, the Mortgagee shall declare the Lease to be in default pursuant to Section 15 thereof and exercise those remedies specified by such Note Holders. The Mortgagee agrees to provide to the Note Holders concurrently with such declaration by the Mortgagee notice of such declaration by the Mortgagee."

                  (s)      The  following  Section  5.10 is added after  Section
                           5.09 of the Indenture:

                           "SECTION  5.10.  SALE  OF  AIRCRAFT   FOLLOWING  SALE
                           TRIGGER EVENT

                           At any time the Aircraft is sold pursuant to Schedule
                           8.4.3 of the Lease, the Owner Trustee shall direct the Mortgagee to execute and deliver to the Owner Trustee an appropriate instrument releasing the
                           Aircraft from the Lien of this Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid, but only upon compliance by Lessee with the applicable provisions of Schedule
                           8.4.3 of the Lease."

                  (t) Subsection (a) of Section 9.01 of the Indenture is amended as follows: (i) the words "Except as provided in Section 5.02 hereof," are deleted from the beginning of such subsection (a), and (ii) the second sentence of such subsection (a) is deleted.

                  (u)      The  following  Section  9.05 is  added to the end of
                           Article IX of the Indenture:

                           "SECTION 9.05. MATTERS ARISING PURSUANT TO LEASE AMENDMENT

                                    Notwithstanding  any other provision of this
                           Trust Indenture, in addition to the duties and responsibilities of the Mortgagee hereunder, the Mortgagee shall also, on and after the Restructure Agreement Execution Date, have the following duties and responsibilities:

                                    (i)      As promptly as practical after, and
                           in any event within 10 days after, the receipt by the Mortgagee from the Lessee of any notice regarding any Enhancements pursuant to the Lease or this Trust Indenture, the Mortgagee shall transmit by mail to each Note Holder and the Pass Through Trustee of the Class A Pass Through Trust a copy of such notice.

                                    (ii)     As promptly as practical after, and
                           in any event within 10 days after, the receipt by the Mortgagee of a request by the Lessee to sell an Owned or Controlled Aircraft as required pursuant to the Lease and this Trust Indenture upon the occurrence of a Sale Trigger Event for a cash bid realizing net cash proceeds of less than the Minimum Sales Price, the Mortgagee shall transmit by mail to each Note Holder and the Pass Through Trustee of the Class A Pass Through Trust a copy of such request. The Mortgagee shall follow the direction of the Pass Through Trustee of the Class A Pass Through Trust with respect to such request. The Mortgagee shall not take any action with respect to such request unless and until it receives such a direction from the Pass Through Trustee of the Class A Pass Through Trust.

                                    (iii)    As promptly as practical after, and
                           in any event within 10 days after, the receipt by the Mortgagee of any report from the Lessee regarding Consolidated Adjusted EBITDA pursuant to the Lease or this Trust Indenture, the Mortgagee shall transmit by mail to each Note Holder and the Pass Through Trustee of the Class A Pass Through Trust a copy of such report.

                                    (iv)     As promptly as practical after, and
                           in any event within 10 days after, the receipt by the Mortgagee of a request by the Lessee to amend, supplement or waive any of the provisions of the Maintenance Contracts or enter into any additional
                           Maintenance Contracts in replacement (whether in partial replacement or complete replacement) of the Maintenance Contracts pursuant to the Lease or this Trust Indenture, the Mortgagee shall transmit by mail to each Note Holder and the Pass Through Trustee of the Class A Pass Through Trust a copy of such request. The Mortgagee shall follow the direction of the Pass Through Trustee of the Class A Pass Through Trust with respect to such request.

                                    (v)      As promptly as practical after, and
                           in any event within 10 days after, the receipt by the Mortgagee of any information, report or certificate obtained by the Consultant pursuant to the Lease or this Trust

                           Indenture, the Mortgagee shall transmit by mail to each Note Holder and the Pass Through Trustee of the Class A Pass Through Trust a copy of any such information, report or certificate,

                                    (vi)     The  Mortgagee   shall  follow  the
                           direction of the Pass Through Trustee of the Class A Pass Through Trust with respect to the designation of any Special Inspector and with respect to any inspection pursuant to the Lease or this Trust Indenture. As promptly as practical after, and in any event within 10 days after, the receipt by the Mortgagee of copies of any Aircraft Documents, results of any inspection or any other information obtained by the Special Inspector pursuant to the Lease or this Trust Indenture, the Mortgagee shall transmit by mail to each Note Holder and the Pass Through Trustee of the Class A Pass Through Trust copies of any such Aircraft Documents, results of inspection or other information.

                                    (vii)    As promptly as practical after, and
                           in any event within 10 days after, the receipt by the Mortgagee of a request by the Lessee to replace a Maintenance Contractor pursuant to the Lease or this Trust Indenture, the Mortgagee shall transmit by mail to each Note Holder and the Pass Through Trustee of the Class A Pass Through Trust a copy of such request and a copy of any proposed contract and assignment with respect thereto. The Mortgagee shall follow the direction of the Pass Through Trustee of the Class A Pass Through Trust with respect to such request, contract and assignment. The Mortgagee shall not take any action with respect to such request, contract or assignment unless and until it receives such a direction.

                                    (viii)   The  Mortgagee   shall  follow  the
                           direction of the Pass Through Trustee of the Class A Pass Through Trust with respect to any choice and designation of a Consultant or a Special Inspector pursuant to the Lease or this Trust Indenture. The Mortgagee shall not take any action with respect to any such choice or designation unless and until it receives such a direction."

                  (v)      The following sentence is added to the end of Section
                           10.13 of the Indenture:

                           "Notwithstanding the foregoing, at all times on and after the date that the Lessee or any Affiliate of the Lessee is the Owner Participant or otherwise beneficially owns (or has the contractual option to acquire) a majority of the Owner Participant's interest in the Aircraft (including all times after Lessee or any Affiliate of Lessee has thereafter ceased to be the Owner Participant or ceased to beneficially own or have the contractual option to acquire such Owner Participant's interest), the Owner Trustee will not have the right to exercise its rights as a "secured party", "lessor", or "conditional vendor", or their equivalent, under
                           Section 1110 for any purpose in connection with such Aircraft in any case commenced under the Bankruptcy Code (and this clause constitutes a waiver, to the extent set forth herein, of the Owner Trustee's and the Owner Participant's rights under
                           Section 12 of the Participation Agreement), PROVIDED, however, that (i) the Mortgagee will nevertheless have all of the rights of a secured party and lessor unless and until the Equipment Notes have been indefeasibly paid in full in cash (including any such rights that the Mortgagee has as an assignee of the Owner Trustee under this Trust Indenture), it being understood that, to the extent necessary for the
                           Mortgagee to exercise any such rights as its assignee, the Owner Trustee will retain all such rights that it may have even though it is waiving, as between the Owner Trustee and the Mortgagee, the right to exercise such rights under the circumstances set forth above, and (ii) the Lessee is not waiving herein any rights it has or could have under Section 1110 as a lessee of the Aircraft."

                  (w)      The  following  Section  10.14 is added after Section
                           10.13 of the Indenture:

                           "SECTION 10.14. ADDITIONAL PROVISION.

                                    The   Owner   Trustee   and  the   Mortgagee
                           acknowledge and agree that the lease referred to herein (the "Lease") is that certain Lease Agreement dated as of July 29, 1998, between the Owner Trustee and the Lessee, as supplemented by Lease Supplement No. 1 dated July 29, 1998, and that the Lease has been amended by that certain Amendment No. 1 to Lease Agreement dated as of July 27, 2004 between the Owner Trustee and the Lessee."

                  (x)      Exhibit  A  attached   hereto  is   attached  to  the
                           Indenture as Exhibit B after the Exhibit A attached thereto.

                  (y) The attachments to the Indenture entitled "Equipment Note Amortization - Series A", "Equipment Note Amortization - Series B" and "Equipment Note
                           Amortization - Series C" are deleted in their entirety and Exhibits B-1, B-2 and B-3 are attached to the Indenture as Schedule II in substitution therefor.

                  (z) Exhibit C-l attached hereto is attached to the Indenture as Schedule III after the Schedule II attached thereto.

                  (aa) Exhibit C-2 attached hereto is attached to the Indenture as Schedule III after the Schedule II attached thereto.

                  (bb) Exhibit C-3 attached hereto is attached to the Indenture as Schedule III after the Schedule II attached thereto.

                  (cc) Schedule II which was attached to the Indenture pursuant to the supplement to the Indenture dated March 19, 2004 is deleted in its entirety and Exhibit D attached hereto is attached to the Indenture as
                           Schedule IV
                           after Schedule III thereto, and all references in the Indenture to Schedule IV shall mean and refer to such
                           Schedule IV.

3.       REPRESENTATIONS OF THE OWNER TRUSTEE AND THE MORTGAGEE.

                  (a) The Owner Trustee represents and warrants that the Owner Trustee has been authorized and directed by the Owner Participant to execute and deliver this Trust Indenture Supplement.

                  (b) The Mortgagee represents and warrants that the Mortgagee has been authorized and directed by the Subordination Agent or the Pass Through Trustee of the Class A Pass Through Trust to execute and deliver this Trust Indenture Supplement.

4.       ADDITIONAL 1110 COLLATERAL.

                  The Owner Trustee and the Mortgagee acknowledge and agree that the obligations of Atlas, Parent and Polar to perform the terms and conditions of the Additional 1110 Collateral Documents (as defined in the supplement to the Indenture dated as of March 19, 2004) terminate on the Effective Date (as defined in the Restructure Agreement).

5.       MISCELLANEOUS.

                  (a)      The  Mortgagee  accepts  the  trusts  created  by the
                           Indenture, as supplemented by this Trust Indenture Supplement, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Trust Indenture Supplement.

                  (b) Except as expressly provided in this Trust Indenture Supplement, the Indenture shall remain in full force and effect, without modification or amendment.

                  (c) This Trust Indenture Supplement shall be binding upon, and shall inure to the benefit of, the parties hereto and the successors and permitted assigns of each of the parties hereto.

                  (d) This Trust Indenture Supplement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, including all matters of construction, validity and performance.

                  (e) This Trust Indenture Supplement may be executed in two counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

                  (f) This Trust Indenture Supplement has been executed by Wilmington Trust Company solely in its capacity as the Mortgagee under the Indenture, subject to all of its rights, privileges and protections thereunder, and not in its individual capacity.

                  (g) This Trust Indenture Supplement has been executed by Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, National Association) solely in its capacity as the Owner Trustee under the Trust Agreement, subject to all of its rights, privileges and protections thereunder, and not in its individual capacity.

6.       EFFECTIVENESS.

         This Trust Indenture Supplement shall take effect on the Effective Date (as defined in the Restructure Agreement).

     [Remainder of page intentionally blank. Next page is signature page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture Supplement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                 WELLS FARGO BANK NORTHWEST,
                                 NATIONAL ASSOCIATION,
                                 NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS
                                 OWNER TRUSTEE



                                 By:   /s/ Michael D. Hoggan
                                     ---------------------------------
                                 Name:     MICHAEL D. HOGGAN
                                 Title:     VICE PRESIDENT


                                 WILMINGTON TRUST COMPANY,
                                 NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS
                                 MORTGAGEE

                                 By:
                                     ---------------------------------
                                 Name:
                                 Title:





                                   TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO. 3
                                                                          N491MC

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture Supplement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                 WELLS FARGO BANK NORTHWEST,
                                 NATIONAL ASSOCIATION,
                                 NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS
                                 OWNER TRUSTEE



                                 By:
                                     ---------------------------------
                                 Name:
                                 Title:


                                 WILMINGTON TRUST COMPANY,
                                 NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS
                                 MORTGAGEE

                                 By:   /s/ Irene A. Lennon
                                     ---------------------------------
                                 Name:           Irene A. Lennon
                                 Title:       Senior Financial Services Officer





                                   TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO. 3
                                                                          N491MC

                           SCHEDULE TO EXHIBIT 4.1.43

The agreements listed below are substantially identical to this exhibit and are not being filed separately as exhibits pursuant to instruction 2 to Regulation S-K, Item 601.


-------------------------------------------------------------------------------------------------
PROGRAM YEAR  REGISTRATION   RESTRUCTURE           OWNER           MORTGAGEE      OWNER
              NUMBER         AGREEMENT TYPE        TRUSTEE                        PARTICIPANT
-------------------------------------------------------------------------------------------------
1998          N494MC         Owned Aircraft        Wells Fargo     Wilmington     None
                             Restructure           Bank            Trust Company
                             Agreement             Northwest,
                                                   National
                                                   Association
-------------------------------------------------------------------------------------------------
1998          N408MC         Leased Aircraft       Wells Fargo     Wilmington     DAF
                             Restructure           Bank            Trust Company  Investments,
                             Agreement             Northwest,                     Ltd.
                                                   National
                                                   Association
-------------------------------------------------------------------------------------------------
1998          N491MC         Leased Aircraft       Wells Fargo     Wilmington     Atlas Air,
                             Restructure           Bank            Trust Company  Inc. successor
                             agreement             Northwest,                     to Finova
                                                   National                       Capital Corp.
                                                   Association
-------------------------------------------------------------------------------------------------
1998          N492MC         Leased Aircraft       Wells Fargo     Wilmington     Verizon
                             Restructure           Bank            Trust Company  Capital Corp.
                             Agreement             Northwest,
                                                   National
                                                   Association
-------------------------------------------------------------------------------------------------
1998          N493MC         Leased Aircraft       Wells Fargo     Wilmington     Atlas Air,
                             Restructure           Bank            Trust Company  Inc. successor
                             Agreement             Northwest,                     to Finova
                                                   National                       Capital Corp.
                                                   Association
-------------------------------------------------------------------------------------------------
1999          N495MC         Owned Aircraft        Wells Fargo     Wilmington     None
                             Restructure           Bank            Trust Company
                             Agreement             Northwest,
                                                   National
                                                   Association
-------------------------------------------------------------------------------------------------
1999          N496MC         Leased Aircraft       Wells Fargo     Wilmington     Atlas Air,
                             Restructure           Bank            Trust Company  Inc. successor
                             Agreement             Northwest,                     to Bankers
                                                   National                       Commercial
                                                   Association                    Corporation
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
PROGRAM YEAR  REGISTRATION   RESTRUCTURE           OWNER           MORTGAGEE      OWNER
              NUMBER         AGREEMENT TYPE        TRUSTEE                        PARTICIPANT
-------------------------------------------------------------------------------------------------
1999          N497MC         Leased Aircraft       Wells Fargo     Wilmington     Atlas Air,
                             Restructure           Bank            Trust          Inc. successor
                             Agreement             Northwest,      Company        to Bankers
                                                   National                       Commercial
                                                   Association                    Corporation
-------------------------------------------------------------------------------------------------
1999          N498MC         Leased Aircraft       Wells Fargo     Wilmington     NCC Key
                             Restructure           Bank            Trust          Company
                             Agreement             Northwest,      Company
                                                   National
                                                   Association
-------------------------------------------------------------------------------------------------
1999          N499MC         Leased Aircraft       Wells Fargo     Wilmington     The Fifth
                             Restructure           Bank            Trust          Third Leasing
                             Agreement             Northwest,      Company        Company,
                                                   National                       Comerica
                                                   Association                    Leasing
                                                                                  Corporation,
                                                                                  and
                                                                                  Transamerica
                                                                                  Aviation LLC
-------------------------------------------------------------------------------------------------
2000          N409MC         Leased Aircraft       Wells Fargo     Wilmington     Atlas Air,
                             Restructure           Bank            Trust          Inc. successor
                             Agreement             Northwest,      Company        to DV Bank
                                                   National                       AG
                                                   Association
-------------------------------------------------------------------------------------------------
2000          N412MC         Leased Aircraft       Wells Fargo     Wilmington     Phillip Morris
                             Restructure           Bank            Trust          Capital
                             Agreement             Northwest,      Company        Corporation
                                                   National
                                                   Association
-------------------------------------------------------------------------------------------------